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               UNITED STATES SECURITIES AND EXHCNAGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT



     Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 7, 1994




                                   KEYCORP
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            (Exact name of registrant as specified in its charter)


            Ohio                          0-850               34-6542451
- -------------------------------       --------------      -------------------
(State or other jurisdiction of        (Commission         (I.R.S. Employer
        incorporation)                 File Number)       Identification No.)

        127 Public Square, Cleveland, Ohio                      44114-1306
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      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (216) 689-6300


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Item 5. Other Events
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        On December 7, 1994, KeyCorp announced that, as part of an on-going management program to monitor and manage interest rate sensitivity, it plans to reduce its exposure to higher interest rates through a combination of strategies that may include the following:

                - Reconfiguring the securities "available for sale" portfolio to improve portfolio responsiveness to rising interest rates,

                -  Securitizing and selling certain fixed-rate loans,

                - Allowing certain fixed-rate loans and investments to mature without reinvestment, and

                - Promoting certain fixed-rate market funding to support like assets.

        These steps, while not designed to totally eliminate interest rate sensitivity, are intended to substantially reduce KeyCorp's interest rate sensitivity below the level reported at September 30, 1994. Management anticipates that KeyCorp will incur, as a result of implementing the above strategies, pre-tax losses of up to $100 million. Of this amount, $25 to $35 million ($0.07 to $0.10 per Common Share) will likely be recognized in the 1994 fourth quarter. The remaining $65 to $75 million in estimated losses will likely be recognized in the first quarter of 1995. Management also anticipates that, as a result of these strategies, 1994 earnings per Common Share will be in the range of $3.45 to $3.50.




                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 KEYCORP
                                        -------------------------
                                               (Registrant)


                                        /s/ Lee Irving
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Date: December 15, 1994                 By:  Lee Irving
                                             Executive Vice President,
                                             Treasurer and Chief
                                             Accounting Officer